Exhibit 99.2

Asian Coast Development Ltd. Strategic Investment May 26, 2011

2 Safe Harbor Disclosure All statements included in this presentation, other than historical information or statements of historical fact, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including statements regarding the closing of the transaction documents (which are subject to customary closing conditions), about the Ho Tram Strip, the projected opening date for MGM Grand Ho Tram, expected construction budgets and amenities for the phases of the Ho Tram Strip project, potential growth for ACDL and potential growth of the gaming markets in Vietnam and throughout Asia, the completion of the second integrated resort of the Ho Tram Strip and the expected returns of the Company's investment in ACDL, are subject to risks, uncertainties and changes in circumstances that could significantly affect the Company's future financial results and business. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) the Company may experience delays in closing the transaction or fail to complete the transaction due to circumstances beyond its control, including ACDL's inability to complete certain customary conditions provided for under its credit agreement; there can be no assurance that the transaction will in fact close; (b) the global financial crisis may have an impact on ACDL's or the Company's business and financial condition in ways that the Company currently cannot accurately predict; (c) significant competition in the gaming industry could adversely affect ACDL's or the Company's profitability; (d) many factors, including the escalation of construction costs beyond increments anticipated in construction budgets, could prevent ACDL from completing its Ho Tram development project within budget and on time and as required by the conditions of its certificate in Vietnam; (e) ACDL will have to obtain all necessary approvals for completing the Ho Tram development project, including gaming and regulatory approvals, some of which are beyond its control; and (f) other risks, including those as may be detailed from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"). For more information on the potential factors that could affect the Company's financial results and business, review the Company's filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Transaction Overview[1]

Investment Amount:	$95.0 million allocated into preferred stock and common equity tranches
Investment In:	Asian Coast Development Ltd. (“ACDL”)
ACDL Description:	International development company specializing in integrated resort destinations. Currently developing multi-phase Ho Tram Strip in southern Vietnam.
ACDL Ownership:	26.0%
Board Seats:	Representation proportional to ownership
Management Contract:	Second gaming resort development through 2058, with a potential 20-year extension

[1] Subject to customary closing conditions

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4 Transaction Rationale Diversify Pinnacle into growing Asian gaming market through a measured investmentAnticipated gaming tax structure competitive with other Asian markets with integrated resortsLong-term management contract for the second gaming resort extends Pinnacle's growth pipeline beyond L'Auberge Baton Rouge and potentially River DownsProvides a presence for Pinnacle in Asia and a base from which it can consider further opportunities in the region

Asia is Poised for Significant Gaming Growth

- Asian gaming markets are a major source of growth in the gaming industry due to a supply/demand imbalance
  - Macau gaming revenue +43% YoY in 1Q11 following a 58% YoY increase in 2010[1]
  - Singapore gaming market generating $5.4B run-rate gaming revenue in first year with two integrated resorts[2]
- Approximately half of the world population lives in Asia
  - Asia has ~50x more people per gaming position than the U.S.[3]
- Lower construction costs than other gaming regions contribute to a compelling investment return

[1] DICJ
[2] Morgan Stanley Research
[3] Company data

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Why Vietnam?

Vietnam presents a unique opportunity for Pinnacle

- Centrally located in Southeast Asia
- Young Asian population with great growth potential
- Dynamic country with strong government focus on driving significant economic development and tourism
- Major population center in Ho Chi Minh City
  - 10.1M people within the immediate metro area

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7 7 Vietnam Geographic Positioning and Flight Times GUANGZHOU - 2.5 HOURSSHANGHAI - 4 HOURS SEOUL 5.5 HOURS TOKYO 6 HOURS TAIPEI 3.5 HOURS KOLKATA 6.5 HOURS PHNOM PENH50 MINUTES HONG KONG2.5 HOURS BANGKOK1.5 HOURS MANILA3 HOURS KUALA LUMPUR2 HOURS SINGAPORE2 HOURS HANOI2 HOURS

8 8 Vietnam International Visitation Source: Vietnam General Statistics Office

Why Vietnam?

Vietnam presents a unique opportunity for Pinnacle

- Centrally located in Southeast Asia
- Young Asian population with great growth potential
- Dynamic country with strong government focus on driving significant economic development and tourism
- Major population center in Ho Chi Minh City
  - 10.1M people within the immediate metro area

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10 Asia Population Demographics - 2010 Source: UNESCAP

Why Vietnam?

Vietnam presents a unique opportunity for Pinnacle

- Centrally located in Southeast Asia
- Young Asian population with great growth potential
- Dynamic country with strong government focus on driving significant economic development and tourism
- Major population center in Ho Chi Minh City
  - 10.1M people within the immediate metro area

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12 Vietnam Foreign Direct Investment, Net Inflows (US$) Source: The World Bank

Why Vietnam?

Vietnam presents a unique opportunity for Pinnacle

- Centrally located in Southeast Asia
- Young Asian population with great growth potential
- Dynamic country with strong government focus on driving significant economic development and tourism
- Major population center in Ho Chi Minh City
  - 10.1M people within the immediate metro area

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14 14 Ho Tram Strip Location Ho Tram Strip Tan Son Nhat International Airport(80 miles to Ho Tram) Long Thanh International Airportest. 2020 opening(54 miles to Ho Tram) Vung Tau Airport(25 miles to Ho Tram) HCMC - Vung TauFerry Route

Ho Tram Strip Overview

- Integrated resort development that will eventually include five large-scale luxury resorts
  - ACDL received an Investment Certificate from the Vietnamese Government in 2008
  - First destination integrated resort and gaming complex in Vietnam
  - 400 acres of developable land
  - Total of 9,000 guestrooms
  - World-class conference and meeting facilities
  - Residential villas and condos

- Two of the luxury resorts will also include foreigner-only gaming facilities
  - Total of 180 live table games and 2,000 electronic games

- The first phase of the Ho Tram Strip, MGM Grand Ho Tram, is expected to open in 2013

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16 Ho Tram Strip Constituents Design, Construction & Engineering Design, Construction & Engineering Steelman Partners Architect Rider Levett Bucknall (RLB) Project Managers & Quantity Surveyors SIP Project Managers Project Managers Meinhardt Engineering CotecCons Shell & Core Management Management MGM Hospitality First Resort Management Pinnacle Entertainment Second Resort Management Financing Financing Syndicate of Vietnamese Banks Debt Funder Harbinger Capital Partners Equity Investor Pinnacle Entertainment Equity Investor

17 MGM Grand Ho Tram - Phases 1 & 2

18 18 MGM Grand Ho Tram - Construction Progress